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                                                                     Exhibit 5.2


                               FAEGRE & BENSON LLP
                               -------------------
                2200 WELLS FARGO CENTER, 90 SOUTH SEVENTH STREET

                          MINNEAPOLIS, MINNESOTA 55402
                             TELEPHONE 612.766.7000
                             FACSIMILE 612.766.1600
                                 www.faegre.com


                               November 12, 2002





Buffets, Inc.
1460 Buffet Way
Eagan, MN  55121

         Re:      REGISTRATION STATEMENT ON FORM S-4, REGISTRATION NO. 333-98301
                  --------------------------------------------------------------

Ladies and Gentlemen:

     In connection with the above-captioned Registration Statement on Form S-4 (the "Registration Statement") filed by Buffets, Inc., a Minnesota Corporation (the "Company"), and certain subsidiaries of the Company named therein as guarantors (collectively, the "Guarantors") with the Securities and Exchange Commission (the "Commission") on August 16, 2002, under the Securities Act of 1933, as amended (the "Act"), and the rules and regulations under the Act, we have been requested to render our opinion with respect to the securities being registered under the Registration Statement. The Registration Statement relates to the registration under the Act of the Company's $230,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2010 (the "Exchange Notes") and the guarantees of the Exchange Notes by the Guarantors (the "Guarantees"). Capitalized terms used and not otherwise defined in this opinion have the respective meanings given them in the Registration Statement.

     The Exchange Notes are to be offered in exchange for the Company's outstanding $230,000,000 aggregate principal amount of 11 1/4% Senior Subordinated Notes due 2010 (the "Initial Notes") issued and sold by the Company on June 28, 2002 in an offering exempt from registration under the Act. The Exchange Notes will be issued by the Company in accordance with the terms of the Indenture (the "Indenture"), dated as of June 28, 2002, among the Company, the Guarantors and U.S. Bank National Association, as trustee.

     In connection with this opinion, we have examined originals, conformed copies or photocopies, certified or otherwise identified to our satisfaction, of the following documents (collectively, the "Documents"):

     (i)  the Registration Statement (including its exhibits);



                MINNESOTA COLORADO IOWA LONDON FRANKFURT SHANGHAI
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November 12, 2002


Page 2


     (ii) the Indenture, including as an exhibit thereto the form of Exchange
Note included as Exhibit 4.1 to the Registration Statement; and

     (iii) the Registration Rights Agreement included as Exhibit 4.3 to the Registration Statement.

     We have also examined the articles of incorporation, bylaws and corporate records of the Company and the Guarantors listed on Schedule 1 hereto (the "Minnesota Guarantors") and such other agreements, instruments and documents, and such matters of law and fact as we have deemed necessary or appropriate to enable us to render the opinions expressed below. In establishing certain facts material to our opinions (including whether each Minnesota Guarantor constitutes a "related organization" of the Company for purposes of Section 302A.501 of the Minnesota Statutes), we have relied, in each case without independent verification thereof, upon certificates and assurances of public officials, representations and warranties in the Documents, the assumptions set forth elsewhere herein and certificates of officers of the Company and Minnesota Guarantors reasonably believed by us to be appropriate sources of information, as to the accuracy of factual matters.

     Based upon the foregoing and subject to the assumptions, exceptions and qualifications stated herein, we are of the opinion that:

     1. The Indenture has been duly authorized, executed and delivered by the Company and each Minnesota Guarantor.

     2. The Exchange Notes have been duly authorized by the Company.

     3. Each Minnesota Guarantor has duly authorized its Guarantee of the Exchange Notes.

     The opinions expressed herein are subject to the following qualifications, assumptions and limitations:

     (a) In connection with rendering the opinions set forth herein, we have assumed, without independent investigation, the genuineness of all signatures, the legal capacity of all individuals who have executed any of the documents reviewed by us, the authenticity of all documents submitted to us as originals, the conformity to the original documents of all documents submitted to us as copies thereof, and the authenticity of the originals of such latter documents.

     (b) The Exchange Notes will be issued as described in the Registration Statement.

     (c) The Exchange Notes will be substantially in the form attached to the Indenture and that any information omitted from such form will be properly added.

     (d) This opinion is limited to the laws of the State of Minnesota.
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November 12, 2002


Page 3





     We consent to the use of our name in the Registration Statement and in the prospectus in the Registration Statement as it appears in the caption "Legal Matters" and to the use of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not admit that we come within the category of persons whose consent is required by the Act or by the rules and regulations under the Act. We consent to the reliance on this opinion by Paul, Weiss, Rifkind, Wharton & Garrison for purposes of their opinion to you dated the date hereof and filed as Exhibit 5.1 to the Registration Statement.


                                               Very truly yours,

                                               /s/ Faegre & Benson LLP

                                               FAEGRE & BENSON LLP

                                   SCHEDULE 1



                  Distinctive Dining, Inc.

                  OCB Purchasing Co.

                  OCB Restaurant Co.

                  Restaurant Innovations, Inc